Exhibit 99.1

Rosetta Resources Inc.
Second Quarter 2013 Earnings Review
August 6, 2013

Earnings Call Agenda
Overview Jim Craddock
Financial Update John Hagale
Operational Update John Clayton
Closing Remarks Jim Craddock

Overview - Jim Craddock
• Closed the Permian Acquisition, adding a new core operating area and entry into the basin
• Acquired additional working interest in core Gates Ranch asset
• Completed successful Eagle Ford discovery wells delineating two additional leases
• Set an all-time record in daily equivalent production
• Recorded sequential Eagle Ford daily equivalent production growth for the 14th consecutive quarter

Financial Update - John Hagale
• Higher adjusted net income and revenues for quarter primarily due to increased production
• Net income adversely impacted by additional $6.8 million of transaction and financing costs related to the Permian acquisition
• Second quarter revenues reflect 53% from oil sales; 80% from liquids
• Second quarter expenses include contribution from higher cost Permian assets since May 14 closing date
• Active hedging program continued with new swaps and collars in place

2013 Annual Guidance

Operational Update - John Clayton
• Spent $188 MM in second quarter 2013 capex; drilled 30 gross wells and completed 22 (18 Eagle Ford)
• Second quarter 2013 total production of 48.8 MBoe/d (25% oil / 37% NGLs)
• Operational interruptions adversely impacted quarterly production; curtailment at Gates Ranch and temporary shut-ins at Klotzman
• Operated five rigs; mostly at Gates Ranch, Briscoe Ranch, Central Dimmit, and the Karnes Trough area
• Operated three - four rigs in Permian, Reeves County
• At quarter-end, 45 Eagle Ford and 2 Permian wells drilled awaiting completion
2013 Annual Guidance
 • Reaffirmed capital estimate to range from $840 - $900 MM, excluding acquisition capital
 • Reaffirmed annual production guidance to 51 - 55 MBoe/d

Quarterly Production Performance

Summary
6/30/2013
Briscoe Ranch (Column Development Program)
• 3,545 net acres in southern
 Dimmit County
• 64 net well locations remaining

Lopez Farm-In
• 505 net acres in Live Oak County
• Farm-In from Killam Oil
 • BPO: 100% WI, 75% NRI
 • APO: 65% WI, 48.75% NRI
• 7-day gross stabilized IP 1,966 Boe/d
 (46% oil / 24% NGLs)
• 7 net well locations remaining
Summary
6/30/2013

2Q 2013: 1 completion

Tom Hanks
• ~3,500 net acres in LaSalle County
• 2 gross total completions
• Well Costs $5.5 - $7.0 MM
• ~ 60-acre spacing (~500 feet apart)
Summary
6/30/2013

1 EF well drilled yet to be completed
2Q 2013: 1 EF completion
Eagle
Ford
• 1 completion - discovery well
• 7-day stabilized IP 657 Boe/d (91% oil)
• 44 net well locations remaining
 • 1 well drilled awaiting completion
Pearsall
• 1 completion - exploration
• Un-stabilized test rate at 5 MMcf/d
• Gas content includes 1% H2S
Pearsall
Well
Eagle Ford
Well

Total Company Inventory
+/- 2,400 wells -- remaining as of 6/30/2013

Forward-Looking Statements and Terminology Used